Exhibit 99.1

Climb Bio Presents Initial PrisMN Phase 2 Data from Budoprutug in pMN at an Oral Session at ASN Kidney Week 2026

Low dose (200 mg) budoprutug demonstrated B-cell depletion, PLA2R Ab reduction, and immunologic remission at 12 weeks, consistent with Phase 1b data; additional data from the PrisMN Phase 2 study anticipated in 2027

200 mg and 600 mg doses have been generally well-tolerated

Separate MCD case study described three-year steroid-free remission following budoprutug treatment, supporting further investigation

WELLESLEY HILLS, Mass., October 24, 2026 (GLOBE NEWSWIRE) -- Climb Bio, Inc. (Nasdaq: CLYM), a clinical stage biotechnology company developing therapeutics for patients with immune-mediated diseases, today announced new clinical data for budoprutug, its anti-CD19 monoclonal antibody (mAb), in two immune-mediated renal diseases, primary membranous nephropathy (pMN) and minimal change disease (MCD). These data were presented at the American Society of Nephrology (ASN) Kidney Week 2026, which is taking place October 21-25, 2026, in Denver, Colorado.

PrisMN is an ongoing Phase 2 dose-escalation trial evaluating budoprutug at three dose levels (200 mg, 600 mg, and 1000 mg) in patients with moderate to severe pMN. Patients enrolled in the reported cohorts were treatment-experienced, with high proteinuria and elevated PLA2R antibody levels at baseline. At Week 12, the 200 mg cohort demonstrated B-cell depletion, reductions in PLA2R antibody levels, and immunologic remission. Initial data from the ongoing 600 mg cohort suggest greater drug exposure and deeper peripheral B-cell depletion compared with 200 mg. Budoprutug has been generally well tolerated in both cohorts to date, with follow-up through Week 12 for 200 mg and Week 6 for 600 mg. Enrollment is ongoing in the 1000 mg cohort.

In a separate case study presented yesterday, one patient with frequently relapsing MCD received 100 mg of budoprutug. The patient experienced three-year steroid-free remission and remained in remission for one year following B-cell reconstitution. This observation supports further investigation of budoprutug in MCD.

"Current treatment strategies fail to induce complete remission in most patients with pMN, underscoring the need for more effective treatments,” said Dr. Frank Cortazar, Director of the New York Nephrology Vasculitis and Glomerular Center. “While complete remission often takes more than a year to achieve, changes in PLA2R antibody levels can be appreciated much earlier in the treatment course and serve as an early indicator of therapeutic efficacy. Reductions in PLA2R antibody levels have been shown to correlate with downstream improvements in proteinuria, and ultimately complete remission. In the PrisMN study, the low-dose budoprutug cohort demonstrated encouraging PLA2R antibody reductions and immunologic remission rates in patients with moderate to severe pMN. These early results are highly promising, and I look forward to seeing how these data evolve as follow-up continues and higher-dose cohorts read out. These data provide further evidence that targeting CD19 with budoprutug may be a compelling approach in the treatment of pMN."

“These initial PrisMN results build on our Phase 1b findings, demonstrating early immunologic activity at 200 mg and the potential for increased activity at higher doses,” said Aoife Brennan, M.B., Ch.B., President and Chief Executive Officer of Climb Bio. “The observed pharmacokinetics confirm that patients with pMN have increased clearance of budoprutug compared to patients who do not have proteinuria. We are encouraged by the greater exposure and deeper B-cell depletion we are seeing at these early time points in the 600 mg cohort. As enrollment and follow-up continue, we look forward to sharing additional data. Beyond pMN, we are encouraged by the sustained steroid-free remission reported in the MCD case, supporting further investigation of budoprutug in additional glomerular diseases and highlighting its potential impact across different B-cell mediated diseases.”

Key highlights from the oral presentation:

•
Early immunologic activity at 200 mg
o
Mean PLA2R antibody reduction of 70% at Week 12; five of 13 patients (38%) achieved immunologic remission. Mean reduction of 80% at Week 12 for patients with baseline PLA2R antibody (Ab) <175 RU/mL
o
Phase 2 Week 12 data consistent with Phase 1b Week 12 data across B-cell depletion, anti-PLA2R antibody reduction, and immunologic remission rate
•
Population PK analysis and emerging 600 mg data support the evaluation of higher doses

o
Population PK analysis completed across all budoprutug studies (n≈120) found that patients with high proteinuria (median UPCR of 6.8 g/g) clear budoprutug ≥2-fold faster than non-proteinuric individuals, supporting the use of higher doses in pMN
o
Mean peripheral CD20+ B-cell suppression at Week 4 was 98% at 600 mg, compared with 74% at 200 mg
•
Safety and tolerability
o
Budoprutug was generally well tolerated in the 200 mg and 600 mg cohorts
o
Most adverse events were mild to moderate (Grade 1 or 2), with no treatment-related serious adverse events, adverse events leading to treatment discontinuation, or deaths reported

Following the oral presentation at 5:30 p.m. MT., the presentation and poster will be available on the Pipeline & Science—Publications page of the Company’s website here.

About Primary Membranous Nephropathy (pMN)
Primary membranous nephropathy is an autoantibody mediated disease characterized by proteinuria, nephrotic syndrome, and progressive loss of renal function. Patients with uncontrolled disease may develop chronic kidney disease or end-stage kidney disease, requiring dialysis or transplantation. There are about 75,000 people in the U.S. living with pMN. Currently, there are no FDA approved therapies for pMN.

About Climb Bio, Inc.
Climb Bio, Inc. is a clinical-stage biotechnology company with a mission to deliver high impact, disease-modifying medicines for individuals living with immune-mediated diseases, including those affecting kidney health. The Company’s pipeline includes, budoprutug, an anti-CD19 monoclonal antibody that has potential to treat a broad range of B-cell mediated diseases, and CLYM116, an anti-APRIL monoclonal antibody being developed for IgA nephropathy. For more information, please visit climbbio.com.

About Budoprutug
Budoprutug is a clinical-stage, anti-CD19 monoclonal antibody with the potential to address a broad range of B-cell mediated, immune-driven diseases. Designed with enhanced effector function and low picomolar affinity, budoprutug targets and depletes CD19-expressing B cells, including plasmablasts and certain plasma cells, key sources of pathogenic autoantibodies. Early clinical data suggest budoprutug may offer durable B-cell depletion, rapid reductions in autoantibodies, and clinical remission in primary membranous nephropathy (pMN). Budoprutug is being evaluated in clinical trials for pMN, immune thrombocytopenia (ITP), and systemic lupus erythematosus (SLE). A subcutaneous formulation is also in development to enable broader patient access. Budoprutug has been granted Orphan Drug Designation and Fast Track Designation by the FDA for the treatment of pMN.

Forward-Looking Statements
This press release contains “forward-looking statements” including, without limitation, statements regarding: future expectations, plans and prospects for Climb Bio; expectations regarding the therapeutic benefits, clinical potential and clinical development of budoprutug; the anticipated timelines for announcing data from Climb Bio’s ongoing and planned clinical trials; the anticipated timelines for enrolling patients in planned clinical trials; and other statements containing the words “anticipate,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “suggest,” “target,” “will” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Climb Bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of Climb Bio to timely and successfully achieve or recognize the anticipated benefits of its technology transfer and exclusive license agreement with Mabworks; Climb Bio’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials or nonclinical studies; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; managing expenses; changes in applicable laws or regulations; the possibility that Climb Bio may be adversely affected by other economic, business and/or competitive factors; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates Climb Bio may develop. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Climb Bio’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Climb Bio’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Climb Bio’s views as of the date hereof and should not be relied upon as representing Climb Bio’s views as of any date subsequent to the date hereof. Climb Bio anticipates that subsequent events and developments will cause Climb Bio’s views to change. However, while Climb Bio may elect to update these forward-looking statements at some point in the future, Climb Bio specifically disclaims any obligation to do so, except as required by law.

Investors and Media

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com